UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): ____January 20, 2016____

AMBICOM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54608	26-2964607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Alder Drive Milpitas, CA 95035	95035
(Address of principal executive offices)	(Zip Code)

(408) 321-0822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on January 20, 2016, the Company filed a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of the issued and outstanding common stock, par value $0.008 per share (the “Common Stock”) on a one (1) for ten (10) basis (the “Reverse Split”). As a result of the Reverse Stock Split, every ten shares of the pre-reverse split Common Stock will be combined and reclassified into one share of Common Stock. No fractional shares of Common Stock will be issued as a result of the Reverse Split. Stockholders who otherwise would be entitled to a fractional share shall receive the next highest number of whole shares.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Amendment (Incorporated by reference as Annex A to the Company’s Definitive Information Statement filed with the Securities and Exchange Commission on December 30, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmbiCom Holdings, Inc.

Date: March 29, 2016	By:	/s/ John Hwang
Name: John Hwang
Title: Chief Executive Officer